EXHIBIT 23.1

Famous Fixins, Inc.
250 West 57th Street, Suite 1112
New York, NY 10107

To the Board of Directors:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 10, 2000 relating to the financial statements of Famous Fixins, Inc. for the year ended December 31, 1999. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.


                                   /s/ Freeman & Davis LLP
                                  Freeman & Davis LLP
                                  Certified Public Accountants

New York, New York
April 10, 2000